Exhibit 5.1

MARTIN LIPTON
HERBERT M. WACHTELL
EDWARD D. HERLIHY
DANIEL A. NEFF
STEVEN A. ROSENBLUM
SCOTT K. CHARLES
JODI J. SCHWARTZ
ADAM O. EMMERICH
RALPH M. LEVENE
ROBIN PANOVKA
DAVID A. KATZ
ILENE KNABLE GOTTS
ANDREW J. NUSSBAUM
RACHELLE SILVERBERG
STEVEN A. COHEN
DEBORAH L. PAUL
DAVID C. KARP
RICHARD K. KIM
JOSHUA R. CAMMAKER
MARK GORDON
JEANNEMARIE O’BRIEN

STEPHEN R. DiPRIMA
NICHOLAS G. DEMMO
IGOR KIRMAN
JONATHAN M. MOSES
T. EIKO STANGE
WILLIAM SAVITT
GREGORY E. OSTLING
DAVID B. ANDERS
ADAM J. SHAPIRO
NELSON O. FITTS
JOSHUA M. HOLMES
DAVID E. SHAPIRO
DAMIAN G. DIDDEN
IAN BOCZKO
MATTHEW M. GUEST
DAVID E. KAHAN
DAVID K. LAM
BENJAMIN M. ROTH
JOSHUA A. FELTMAN
ELAINE P. GOLIN
EMIL A. KLEINHAUS
51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403-1000 FACSIMILE: (212) 403-2000
KARESSA L. CAIN
RONALD C. CHEN
BRADLEY R. WILSON
GRAHAM W. MELI
GREGORY E. PESSIN
CARRIE M. REILLY
MARK F. VEBLEN
SARAH K. EDDY
VICTOR GOLDFELD
RANDALL W. JACKSON
BRANDON C. PRICE
KEVIN S. SCHWARTZ
MICHAEL S. BENN
ALISON Z. PREISS
TIJANA J. DVORNIC
JENNA E. LEVINE
RYAN A. McLEOD
ANITHA REDDY
JOHN L. ROBINSON
STEVEN WINTER
EMILY D. JOHNSON

JACOB A. KLING
RAAJ S. NARAYAN
VIKTOR SAPEZHNIKOV
MICHAEL J. SCHOBEL
ELINA TETELBAUM
ERICA E. AHO
LAUREN M. KOFKE
ZACHARY S. PODOLSKY
RACHEL B. REISBERG
MARK A. STAGLIANO
CYNTHIA FERNANDEZ LUMERMANN
CHRISTINA C. MA
NOAH B. YAVITZ
BENJAMIN S. ARFA
NATHANIEL D. CULLERTON
ERIC M. FEINSTEIN
ADAM L. GOODMAN
STEVEN R. GREEN
MENG LU

GEORGE A. KATZ (1965–1989) JAMES H. FOGELSON (1967–1991) LEONARD M. ROSEN (1965–2014) OF COUNSEL
ANDREW R. BROWNSTEIN WAYNE M. CARLIN BEN M. GERMANA SELWYN B. GOLDBERG PETER C. HEIN JB KELLY JOSEPH D. LARSON RICHARD G. MASON PHILIP MINDLIN THEODORE N. MIRVIS DAVID S. NEILL TREVOR S. NORWITZ	ERIC S. ROBINSON ERIC M. ROSOF JOHN F. SAVARESE MICHAEL J. SEGAL WON S. SHIN DAVID M. SILK ELLIOTT V. STEIN LEO E. STRINE, JR.* PAUL VIZCARRONDO, JR. JEFFREY M. WINTNER AMY R. WOLF MARC WOLINSKY
* ADMITTED IN DELAWARE COUNSEL
DAVID M. ADLERSTEIN SUMITA AHUJA HEATHER D. CASTEEL FRANCO CASTELLI ANDREW J.H. CHEUNG PAMELA EHRENKRANZ ALINE R. FLODR KATHRYN GETTLES-ATWA LEDINA GOCAJ ADAM M. GOGOLAK	ANGELA K. HERRING MICHAEL W. HOLT DONGHWA KIM MARK A. KOENIG J. AUSTIN LYONS ALICIA C. McCARTHY JUSTIN R. ORR NEIL M. SNYDER JEFFREY A. WATIKER

February 19, 2025

Expedia Group, Inc.
1111 Expedia Group Way W.
Seattle, Washington  98119

Re:
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special outside counsel to Expedia Group, Inc., a Delaware corporation (the “Company”), and each of the Company’s subsidiaries listed in the Registration Statement on Form S-3 as a subsidiary guarantor (the “Subsidiary Guarantors”, and such statement, the “Registration Statement”) in connection with such Registration Statement, to be filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder and relates to an indeterminate amount of (a) debt securities issued by the Company (the “Company Debt Securities”) and (b) guarantees by the Subsidiary Guarantors of the Company Debt Securities (the “Guarantees”).  The Debt Securities and the Guarantees are collectively referred to herein as the “Securities.”

February 19, 2025 Page 2

The Company Debt Securities are to be issued in one or more series under one or more indentures (collectively, the “Indenture”) between the Company, the Subsidiary Guarantors as guarantors and U.S. Bank Trust Company, National Association (the “Trustee”), filed as Exhibit 4.1 to the Registration Statement, as supplemented by supplemental indentures among the Company, Subsidiary Guarantors and the Trustee (as so supplemented, collectively, the “Company Indenture”).

The prospectus that is part of the Registration Statement as supplemented in the future by various supplements to the prospectus (each, a “Prospectus Supplement”) will provide for the issuance and sale by the Company or Subsidiary Guarantors, as applicable, of the Securities, which may be offered pursuant to Rule 415 under the Act.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of the Company and Subsidiary Guarantors or public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter.  In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed; (d) that the Registration Statement is effective under the Act, and the Company Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (e) an appropriate Prospectus Supplement and term sheet, if applicable, will have been filed with the SEC describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable U.S. federal and state and non-U.S. securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement(s); (g) a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the parties thereto (the “Purchase Agreement”); and (h) any Debt Securities that may be issued will be issued in a form that complies with the applicable Indenture, and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities will be signed or countersigned, as the case may be, by duly authorized officers of the Company, and of the trustee named therein and will have been duly authorized and validly executed and delivered by the parties thereto.  We have assumed that the terms of the Securities will have been duly authorized and created by the Company and the Subsidiary Guarantors, as applicable, and that the terms of the Securities will have been established so as not to, and that the execution and delivery by the parties thereto of the documents pursuant to which the Securities are governed and the performance of such parties’ obligations thereunder will not, breach, violate, conflict with or constitute a default under (1) the organizational or governing documents of any party or any agreement or instrument to which any party thereto is subject, (2) any law, rule or regulation to which any party thereto is subject (excepting the laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”) as such laws apply to the Company and/or the Subsidiary Guarantors, as applicable, and the transaction pursuant to which the Securities are offered to the extent set forth herein), (3) any judicial or regulatory order or decree of any governmental authority, or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.  We also assume that at the time of issuance of the Securities, the Company and the Subsidiary Guarantors, as applicable, are and will remain duly organized, validly existing and, if applicable, in good standing under the laws of their respective jurisdictions of organization, and that the Company and Subsidiary Guarantors, as applicable, will have duly authorized the issuance of the Securities and related matters.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

February 19, 2025 Page 3

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York and the DGCL, in each case as in effect on the date hereof.

Based upon the foregoing, and subject to the qualifications set forth in this letter, we advise you that, in our opinion:

1.  With respect to any series of Company Debt Securities to be offered by the Company pursuant to the Registration Statement, when the terms of the Company Debt Securities and of their issuance and sale have been duly established in conformity with the Company Indenture and any supplemental indenture to be entered into in connection with the issuance of such Company Debt Securities, the Company Debt Securities, when issued and sold in accordance with the Company Indenture, any supplemental indenture to be entered into in connection with the issuance of such Company Debt Securities and the Purchase Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.  With respect to any Guarantees to be offered by the Subsidiary Guarantors pursuant to the Registration Statement, when the terms of the Guarantees and of their issuance and sale have been duly established in conformity with the Company Indenture and any supplemental indenture to be entered into in connection with the issuance of such Guarantees, the Guarantees, when issued and sold in accordance with the Company Indenture, any supplemental indenture to be entered into in connection with the issuance of such Guarantees and the Purchase Agreement, will be valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their respective terms.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); (c) an implied covenant of good faith and fair dealing; (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (f) generally applicable laws that (1) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (2) limit the availability of a remedy under certain circumstances where another remedy has been elected, (3) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (4) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (5) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration, or (6) limit the waiver of rights under usury laws.  Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.  We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended.

February 19, 2025 Page 4

The Company has informed us that it intends to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.  We understand that prior to issuing any Securities, the Company will afford us an opportunity to review all operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents. We express no opinion as to the ability of another court, federal or state, to accept jurisdiction and/or venue in the event the chosen court is unavailable for any reason, including, without limitation, natural disaster, act of God, human health or safety reasons (including a pandemic) or otherwise.

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.  We hereby consent to the filing of copies of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ Wachtell, Lipton, Rosen & Katz